UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2012

Mission Broadcasting, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-62916-02	51-0388022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30400 Detroit Road, Suite 304

Westlake, Ohio 44145

(Address of Principal Executive Offices, including Zip Code)

(440) 526-2227

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 23, 2012, Mission Broadcasting, Inc. (“Mission”) and Nexstar Broadcasting, Inc. (“Nexstar Broadcasting”), an indirect wholly-owned subsidiary of Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (the “Company”), entered into amendments to each of their senior secured credit facilities.

The amendments, among other things, (i) exclude, through and including December 31, 2012, from the calculation of indebtedness, the proceeds of the senior notes due 2020 that Nexstar Broadcasting intends to offer, (ii) exclude the net proceeds of not more than $250,000,000 received in connection with the issuance of the notes from the anti-cash hoarding mandatory prepayment requirement, (iii) permit Nexstar Broadcasting to hold the net proceeds of the notes, pending repurchase of its outstanding 7% Senior Subordinated Notes due 2014 (the “2014 Notes”) and 7% Senior Subordinated PIK Notes due 2014 (the “2014 PIK Notes”) and refinancing of a portion of the borrowings outstanding under its senior secured credit facilities with such proceeds, until December 31, 2012 and (iv) require Nexstar Broadcasting to, not later than December 31, 2012, consummate a tender offer for any and all of its 2014 Notes and 2014 PIK Notes.

Item 2.02.	Results of Operations and Financial Condition.

Preliminary Financial Results of the Company for the Three Month Period Ended September 30, 2012

On October 24, 2012, the Company announced preliminary results for net revenue, gross political revenue and certain expenses for the fiscal quarter ended September 30, 2012. The Company’s results of operations for the fiscal quarter ended September 30, 2012 are not yet available. Because the quarter has only recently ended, the information that follows is, by necessity, preliminary in nature and based only upon preliminary information available as of today. The Company has not finalized its financial statement closing process for the fiscal quarter ended September 30, 2012. During the course of that process, the Company may identify items that would require us to make adjustments, which may be material, to the amounts described below. As a result, the estimates and ranges below constitute forward-looking statements and are subject to risks and uncertainties, including possible adjustments to the Company’s preliminary operating results. Investors should exercise caution in relying on the information contained herein and should not draw any inferences from this information regarding financial or operating data that is not discussed herein.

The following table sets forth a range of net revenues, gross political revenue and certain expenses during the fiscal quarter ended September 30, 2012:

	Range of Amounts
	(in thousands)
Net revenues	$89,000	$90,600
Gross political revenue (included in net revenues)	10,000	10,250
Direct operating expenses, net of trade, depreciation and amortization	20,400	20,700
Selling, general and administrative expenses, net of depreciation and amortization	21,500	21,700
Trade and barter expense	4,600	4,750
Payments for broadcast rights	2,100	2,200
Corporate expenses	5,800	6,000

In addition, we estimate that as of September 30, 2012, we will have had approximately $615 million of total indebtedness of which approximately $499 million was senior debt.

The preliminary financial data included has been prepared by and, is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Item 7.01	Regulation FD Disclosure.

Financial Information

In connection with the proposed financing transaction, the Company provided potential investors with unaudited pro forma combined financial information as of June 30, 2012, for the six months ended June 30, 2012 and for the fiscal year ended December 31, 2011 and for the twelve months ended June 30, 2012. The unaudited pro forma combined financial information is derived from the historical financial statements of the Company and the Newport Assets, adjusted to give effect to the proposed acquisition pursuant to which the Company and Mission will acquire the Newport Assets and certain related financing transactions. The pro forma adjustments are preliminary and have been made solely for informational purposes. As a result, the pro forma combined information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition or the related financing transactions occurred at an earlier date. In addition, the pro forma combined financial information does not purport to project the future financial condition and results of operations of the combined company. The actual results of the combined company may differ significantly from those reflected in the pro forma combined financial information. The unaudited pro forma combined financial information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of the forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “continue,” (or the negative of other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include, without limitation, statements regarding our acquisition of the Newport Assets and Nexstar Broadcasting’s issuance of the notes and the entry into new senior secured bank facilities. These statements are based on management’s estimates and assumptions with respect to future events, which include uncertainty as to our ability to consummate the offering of the notes, failure to realize the anticipated benefits of the acquisition of the Newport Assets, including as a result of a delay in completing the acquisition of the Newport Assets or a delay or difficulty in integrating the Newport Assets, the expected amount and timing of cost savings and operating synergies, current capital and debt market conditions, the Company’s ability to obtain new debt financing on acceptable terms, the anticipated terms of the notes, and the anticipated use of proceeds from the proposed offering, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K, as amended, and other periodic reports filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Combined Financial Information as of June 30, 2012, for the six months ended June 30, 2012 and for the fiscal year ended December 31, 2011 and for the twelve months ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MISSION BROADCASTING, INC.

Dated: October 24, 2012

	By:	/s/ Dennis Thatcher
	Name:	Dennis Thatcher
	Title:	President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Combined Financial Information as of June 30, 2012, for the six months ended June 30, 2012 and for the fiscal year ended December 31, 2011 and for the twelve months ended June 30, 2012.